Exhibit 24

POWER OF ATTORNEY

The undersigned does hereby appoint G. Peter D’Aloia, Mary Elizabeth Gustafsson and Mark C. Cresitello as their true and lawful attorneys-in-fact to sign the Trane Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2007, and any amendments thereto, on behalf of the undersigned as a director of the Corporation, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission; each of said attorneys shall have the power to act hereunder with or without the others.

Signature	Date

/s/ Steven E. Anderson Steven E. Anderson	February 7, 2008

/s/ Jared L. Cohon Jared L. Cohon	February 7, 2008

/s/ Paul J. Curlander Paul J. Curlander	February 7, 2008

/s/ Steven F. Goldstone Steven F. Goldstone	February 7, 2008

/s/ Kirk S. Hachigian Kirk S. Hachigian	February 7, 2008

/s/ Edward E. Hagenlocker Edward E. Hagenlocker	February 7, 2008

/s/ Ruth Ann Marshall Ruth Ann Marshall	February 7, 2008

/s/ Dale F. Morrison Dale F. Morrison	February 7, 2008